Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-163073) of Sharps Compliance Corp. of our report dated September 22, 2009 with respect to the consolidated financial statements of Sharps Compliance Corp. as of June 30, 2009 and 2008, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/  UHY LLP

Houston, Texas
November 30, 2009